EXHIBIT 23.1                                                MEMBERS OF THE
                                                            AMERICAN INSTITUTE
                                                            OF CERTIFIED PUBLIC
                                                            ACCOUNTANTS

                                                            GREENVILLE, S.C.
                                                            GREENWOOD, S.C.
                                                            ANDERSON, S.C.
                                                            COLUMBIA, S.C.
                                  [EDC LOGO]

                       ELLIOTT, DAVIS & COMPANY, L.L.P.
                         CERTIFIED PUBLIC ACCOUNTANTS



              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Shareholders and Board of Directors
EMERGENT GROUP, INC. AND SUBSIDIARIES
Greenville, South Carolina

        We have audited the accompanying consolidated balance sheet of EMERGENT GROUP, INC. AND SUBSIDIARIES as of December 31, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of EMERGENT GROUP, INC. AND SUBSIDIARIES as of December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



/s/ Elliott, Davis & Company, L.L.P
-----------------------------------
ELLIOTT, DAVIS AND COMPANY, L.L.P.

Greenville, South Carolina
January 31, 1996